Exhibit 10.9
Tiberius Acquisition Corporation
3601 N Interstate 10 Service Rd W
Metairie, LA 70002
November 9, 2017
Church Mutual Insurance Company
3000 Schuster Lane
Merrill, WI 54452

Re:	Forward Purchase Contract

Ladies and Gentlemen:

We are pleased to accept the offer Church Mutual Insurance Company (the “Subscriber” or “you”) has made to purchase an aggregate of (i) 1,500,000 units (the “Units”) of Tiberius Acquisition Corporation, a Delaware corporation (the “Company”), each Unit comprising one share of Common Stock of the Company, par value $0.0001 per share (“Common Stock” or “Share”) and one warrant to purchase one-half of one Share (“Warrant”) and (ii) 300,000 Shares (the “Founder Shares”), for an aggregate purchase price of $15,000,000. The Units, Shares, Warrants and Founder Shares, collectively, are hereinafter referred to as the “Securities”. Each Warrant is exercisable to purchase one-half of one Share at an exercise price of $5.75 per half Share during the period commencing on the later of (i) twelve (12) months from the date of the closing of the Company’s initial public offering of units, each comprising one share of Common Stock and one Warrant (the “IPO”), such IPO expected as of the date hereof to generate gross proceeds to the Company in the amount of $150,000,000 (exclusive of the over-allotment option to be granted to the underwriters) and (ii) thirty (30) days following the consummation of the Company’s initial business combination (the “Business Combination”) and expiring on the fifth anniversary of the consummation of the Business Combination. Warrants must be exercised for one whole share of Common Stock. For example, if Subscriber holds two Warrants, such Warrants will be exercisable for one share of Common Stock at a price of $11.50 per share. No fractional shares of Common Stock will be issued upon exercise of the Warrants. If, upon exercise of the Warrants, a holder would be entitled to receive a fractional interest in a Share, we will, upon exercise, round down to the nearest whole number the number of shares of Common Stock to be issued to the warrant holder. The terms (this “Agreement”) on which the Company is willing to sell the Securities to the Subscriber, and the Company and the Subscriber’s agreements regarding such Securities, are as follows:

1. Purchase of the Securities.

1.1  For the sum of $15,000,000 (the “Purchase Price”), the Company agrees to sell the Securities to the Subscriber, and the Subscriber hereby agrees to purchase the Securities from the Company, subject to the terms and subject to the conditions set forth in this Agreement.

1.2  Notwithstanding anything herein to the contrary, in the event that the Board of Directors of the Subscriber determines that the target company that is the subject of the Business Combination (the “Business Combination Target”) operates in an industry in which the Subscriber is prohibited from investing pursuant to the Subscriber’s internal written policies, the Subscriber shall have no obligation to purchase the Securities from the Company.

2.  Representations, Warranties and Agreements.

2.1  Subscriber’s Representations, Warranties and Agreements. To induce the Company to issue the Securities to the Subscriber, the Subscriber hereby represents and warrants to the Company and agrees with the Company as follows:

2.1.1  No Government Recommendation or Approval. The Subscriber understands that no federal or state agency has passed upon or made any recommendation or endorsement of the offering of the Securities.

2.1.2  No Conflicts. The execution, delivery and performance of this Agreement and the consummation by the Subscriber of the transactions contemplated hereby do not violate, conflict with or constitute a default under (i) the formation and governing documents of the Subscriber, (ii) any agreement, indenture or instrument to which the Subscriber is a party, (iii) any law, statute, rule or regulation to which the Subscriber is subject, or (iv) any agreement, order, judgment or decree to which the Subscriber is subject.

 2.1.3  Organization and Authority. The Subscriber is a Delaware limited liability company, validly existing and in good standing under the laws of Delaware and possesses all requisite power and authority necessary to carry out the transactions contemplated by this Agreement. Upon execution and delivery by you, this Agreement is a legal, valid and binding agreement of Subscriber, enforceable against Subscriber in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, fraudulent conveyance or similar laws affecting the enforcement of creditors’ rights generally and subject to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity).

2.1.4  Experience, Financial Capability and Suitability. Subscriber is: (i) sophisticated in financial matters and is able to evaluate the risks and benefits of the investment in the Securities and (ii) able to bear the economic risk of its investment in the Securities for an indefinite period of time because the Securities have not been registered under the Securities Act (as defined below) and therefore cannot be sold unless subsequently registered under the Securities Act or an exemption from such registration is available. Subscriber is capable of evaluating the merits and risks of its investment in the Company and has the capacity to protect its own interests. Subscriber must bear the economic risk of this investment until the Securities are sold pursuant to: (i) an effective registration statement under the Securities Act or (ii) an exemption from registration available with respect to such sale. Subscriber is able to bear the economic risks of an investment in the Securities and to afford a complete loss of Subscriber’s investment in the Securities.

2.1.5  Access to Information; Independent Investigation. Prior to the execution of this Agreement, the Subscriber has had the opportunity to ask questions of and receive answers from representatives of the Company concerning an investment in the Company, as well as the finances, operations, business and prospects of the Company, and the opportunity to obtain additional information to verify the accuracy of all information so obtained. In determining whether to make this investment, Subscriber has relied solely on Subscriber’s own knowledge and understanding of the Company and its business based upon Subscriber’s own due diligence investigation and the information furnished pursuant to this paragraph. Subscriber understands that no person has been authorized to give any information or to make any representations which were not furnished pursuant to this Section 2 and Subscriber has not relied on any other representations or information in making its investment decision, whether written or oral, relating to the Company, its operations and/or its prospects.

2.1.6  Regulation D Offering. Subscriber represents that it is an “accredited investor” as such term is defined in Rule 501(a) of Regulation D under the Securities Act of 1933, as amended (the “Securities Act”) and acknowledges the sale contemplated hereby is being made in reliance on a private placement exemption to “accredited investors” within the meaning of Section 501(a) of Regulation D under the Securities Act or similar exemptions under federal or state law.

2.1.7  Investment Purposes. The Subscriber is purchasing the Securities solely for investment purposes, for the Subscriber’s own account and not for the account or benefit of any other person, and not with a view towards the distribution or dissemination thereof. The Subscriber did not decide to enter into this Agreement as a result of any general solicitation or general advertising within the meaning of Rule 502 under the Securities Act.

2.1.8  Restrictions on Transfer; Shell Company. Subscriber understands the Securities are being offered in a transaction not involving a public offering within the meaning of the Securities Act. Subscriber understands the Securities will be “restricted securities” within the meaning of Rule 144(a)(3) under the Securities Act and Subscriber understands that any certificates representing the Securities will contain a legend in respect of such restrictions. If in the future the Subscriber decides to offer, resell, pledge or otherwise transfer the Securities, such Securities may be offered, resold, pledged or otherwise transferred only pursuant to: (i) registration under the Securities Act, or (ii) an available exemption from registration. Subscriber agrees that if any transfer of its Securities or any interest therein is proposed to be made, as a condition precedent to any such transfer, Subscriber may be required to deliver to the Company an opinion of counsel satisfactory to the Company. Absent registration or an exemption, the Subscriber agrees not to resell the Securities. Subscriber further acknowledges that because the Company is a shell company, Rule 144 may not be available to the Subscriber for the resale of the Securities until one (1) year following consummation of the Business Combination, despite technical compliance with the requirements of Rule 144 and the release or waiver of any contractual transfer restrictions.

2.1.9  No Governmental Consents. No governmental, administrative or other third party consents or approvals are required, necessary or appropriate on the part of Subscriber in connection with the transactions contemplated by this Agreement.

2.2  Company’s Representations, Warranties and Agreements. To induce the Subscriber to purchase the Securities, the Company hereby represents and warrants to the Subscriber and agrees with the Subscriber as follows:

2.2.1  Organization and Corporate Power. The Company is a Delaware corporation and is qualified to do business in every jurisdiction in which the failure to so qualify would reasonably be expected to have a material adverse effect on the financial condition, operating results or assets of the Company. The Company possesses all requisite corporate power and authority necessary to carry out the transactions contemplated by this Agreement.

2.2.2  No Conflicts. The execution, delivery and performance of this Agreement and the consummation by the Company of the transactions contemplated hereby do not violate, conflict with or constitute a default under (i) the Certificate of Incorporation or Bylaws of the Company, (ii) any agreement, indenture or instrument to which the Company is a party or (iii) any law, statute, rule or regulation to which the Company is subject, or (iv) any agreement, order, judgment or decree to which the Company is subject.

2.2.3  Title to Securities. Upon issuance in accordance with, and payment pursuant to, the terms hereof, the Securities will be duly and validly issued, fully paid and non-assessable. Upon issuance in accordance with, and payment pursuant to, the terms hereof the Subscriber will have or receive good title to the Securities, free and clear of all liens, claims and encumbrances of any kind, other than (a) transfer restrictions under federal and state securities laws, and (b) liens, claims or encumbrances imposed due to the actions of the Subscriber. The Company will reserve sufficient Shares to permit full exercise of the Warrants.

2.2.4  No Adverse Actions. There are no actions, suits, investigations or proceedings pending, threatened against or affecting the Company which: (i) seek to restrain, enjoin, prevent the consummation of or otherwise affect the transactions contemplated by this Agreement or (ii) question the validity or legality of any transactions or seeks to recover damages or to obtain other relief in connection with any transactions.

2.2.5  Authorization. All corporate action on the part of the Company, its officers, directors and stockholders necessary for the authorization, execution and delivery of this Agreement, the Securities, the performance of all obligations of the Company required pursuant thereto, and the authorization, issuance (or reservation for issuance) of the Securities, has been taken. This Agreement constitutes and, when issued, the Units and Warrants will constitute, valid and legally binding obligations of the Company, enforceable in accordance with their respective terms, subject to: (i) judicial principles limiting the availability of specific performance, injunctive relief, and other equitable remedies and (ii) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect generally relating to or affecting creditors’ rights.

2.2.6  Capitalization. The authorized capital stock of the Company on the date hereof, consists of 35,000,000 shares of Common Stock, 4,312,500 shares of which are issued and outstanding (including up to 562,500 shares subject to forfeiture in the event that the underwriters’ over-allotment option is not exercised in full), and 1,000,000 shares of preferred stock, no shares of which are issued and outstanding. All issued and outstanding shares of the Company’s Common Stock (a) have been duly authorized and validly issued, and (b) are fully paid and non-assessable. The rights, preferences, privileges and restrictions of the Common Stock are as stated in the Certificate of Incorporation currently on file with the Delaware Secretary of State. There are no outstanding rights, options, warrants, preemptive rights, rights of first refusal or similar rights for the purchase or acquisition from the Company of any securities of the Company.

2.2.7  No Governmental Consents. No governmental, administrative or other third party consents or approvals are required, necessary or appropriate on the part of the Company in connection with the transactions contemplated by this Agreement, other than the filing of a Form D with the Securities and Exchange Commission and such state Blue Sky, FINRA and NASDAQ consents and approvals as may be required.

3.  Settlement Date and Delivery.

3.1  Closing. The settlement of the contingent forward purchase contract for the purchase and sale of the Securities hereunder (the “Closing”) shall be held at the same date and time as the closing of the Business Combination (the date of the Closing being referred to as the “Closing Date”). At the Closing, the Company will issue to the Subscriber the Units and the Founder Shares, each registered in the name of the Subscriber, against delivery of the aggregate Purchase Price of $15,000,000 in cash via wire transfer to an account specified in writing by the Company no later than five (5) business days prior to the Closing; provided, however, that if the shares of Common Stock underlying the Units, the Founder Shares to be issued hereunder, and any other shares of Common Stock then held by Subscriber,  in the aggregate, represent 10.0% or more of the Company’s issued and outstanding shares of Common Stock at the closing of the Business Combination, then the Purchase Price and the corresponding number of Units and Founder Shares issuable hereunder shall be reduced so that such securities, together with any other shares of Common Stock then held by Subscriber, represent, in the aggregate, 9.9% of the Company’s issued and outstanding shares of Common Stock at the closing of the Business Combination. In the event of such reduction, the number of Units to be issued to Subscriber hereunder shall be reduced at a rate of one (1) Unit per $10.00 of Purchase Price reduction and the number of Founder Shares shall be reduced pro rata.

3.2  Conditions to Closing of the Company.

The Company’s obligations to sell and issue the Securities at the Closing are subject to the fulfillment of the following conditions:

3.2.1  Representations. The representations made by the Subscriber in Section 2 of this Agreement shall be true and correct in all material respects when made, and shall be true and correct in all material respects on the applicable Closing Date.

3.2.2  Blue Sky. The Company shall have obtained all necessary Blue Sky law permits and qualifications, or secured an exemption therefrom, required by any state for the offer and sale of the Securities.

3.3  Conditions to Closing of the Subscriber.

The Subscriber’s obligation to purchase the Securities at the Closing is subject to the fulfillment on or prior to the Closing Date of each of the following conditions:

3.3.1  Representations and Warranties Correct. The representations and warranties made by the Company in Section 2 hereof shall be true and correct in all material respects when made and shall be true and correct in all material respects on and as of the Closing Date (unless they specifically speak as of another date in which case they shall be true and correct in all material respects as of such date) with the same force and effect as if they had been made on and as of said date.

3.3.2  Covenants. All covenants, agreements and conditions contained in this Agreement to be performed by the Company on or prior to the Closing Date shall have been performed or complied with in all material respects.

3.3.3  Blue Sky. The Company shall have obtained all necessary Blue Sky law permits and qualifications, or secured an exemption therefrom, required by any state for the offer and sale of the Securities.

3.3.4  Board Composition.

(a) Until such time as the Registration Statement (as defined in Section 4.2) shall be declared effective, the Company agrees to take such action so as to ensure that as of the effective time of such Registration Statement and at all times thereafter until consummation of the Business Combination that the Subscriber shall have the right to designate an observer to the board of directors of the Company (the “Board”); provided, however, that such observer shall not have the right to vote on any matter that shall come before the Board or otherwise have any powers of a member of the Board.

(b) The consummation of the Business Combination shall be conditioned upon the approval of the Business Combination by a majority of the Board and a majority of the independent directors of the Company.

3.3.5  Registration Rights Agreement. The Company and Subscriber shall have entered into a registration rights agreement (the “Registration Rights Agreement”), as referenced in Section 5.5, in a form customary for like transactions.

3.3.6  IPO Closing. The Company shall have consummated an IPO raising at least $150,000,000 in gross proceeds.

3.3.7  Business Combination. The conditions to the closing of the Business Combination, including the approval of the Company’s stockholders, if applicable, shall have been satisfied or met.

3.3.8  Suitability. The Board of Directors of the Subscriber shall not have determined that the Business Combination Target operates in an industry in which the Subscriber is prohibited from investing pursuant to the Subscriber’s internal written policies.

4.  Terms of the Units and Warrants.

4.1  The Warrants will be substantially identical to the warrants to be included in the units offered in the IPO as set forth in the Warrant Agreement to be entered into with Continental Stock Transfer and Trust Company at or prior to the IPO (the “Warrant Agreement”), except that the Warrants: (i) will be non-redeemable so long as they are held by the initial holder thereof (or any of its permitted transferees), and (ii) are exercisable on a “cashless” basis if held by Subscriber or its permitted transferees.

4.2  The Units and their component parts will be substantially identical to the units to be offered in the IPO except that the Units and component parts are being offered and sold pursuant to an exemption from the registration requirements of the Securities Act and will become freely tradable only after they are registered in accordance with the Registration Rights Agreement to be signed on or before the date of the Company’s registration statement to be filed in connection with the IPO, as amended at the time it becomes effective (the “Registration Statement”).

5.  Restrictions on Transfer.

5.1  Securities Law Restrictions. Subscriber hereby agrees not to sell, transfer, pledge, hypothecate or otherwise dispose of all or any part of the Securities unless, prior thereto (a) a registration statement on the appropriate form under the Securities Act and applicable state securities laws with respect to the Securities proposed to be transferred shall then be effective or (b) the Company has received an opinion of counsel for the Company that such registration is not required because such transaction is exempt from registration under the Securities Act and the rules promulgated by the Securities and Exchange Commission thereunder and under all applicable state securities laws.

5.2  Lock up. Subscriber hereby agrees not to sell, transfer, pledge, hypothecate or otherwise dispose of all or any part of the Founder Shares until the earlier to occur of (the “Lock up”): (a) one year after the completion of a Business Combination or (b) the date following the completion of a Business Combination on which the Company completes a liquidation, merger, stock exchange or other similar transaction that results in all of the Company’s stockholders having the right to exchange their shares of Common Stock for cash, securities or other property. Notwithstanding the foregoing, if the last sale price of the Common Stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30 trading day period commencing at least 150 days after the Business Combination, the Founder Shares will be released from the Lock up.

5.3  Restrictive Legends. All certificates representing the Securities shall have endorsed thereon legends substantially as follows:

“THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS AND NEITHER THE SECURITIES NOR ANY INTEREST THEREIN MAY BE OFFERED, SOLD, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT OR SUCH LAWS OR AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT AND SUCH LAWS WHICH, IN THE OPINION OF COUNSEL FOR THE COMPANY, IS AVAILABLE.”

All certificates representing the Founder Shares shall have endorsed thereon legends substantially as follows:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO A LOCKUP AND MAY NOT BE OFFERED, SOLD, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED DURING THE TERM OF THE LOCKUP EXCEPT PURSUANT TO ITS TERMS.”

5.4  Additional Units or Substituted Securities. In the event of the declaration of a share dividend, the declaration of an extraordinary dividend payable in a form other than Common Stock, a spin-off, a share split, an adjustment in conversion ratio, a recapitalization or a similar transaction affecting the Company’s outstanding Common Stock without receipt of consideration (other than those occurring at the time of the IPO in connection with a change in the size of the offering), any new, substituted or additional securities or other property which are by reason of such transaction distributed with respect to any Securities subject to this Section 5.4 or into which such Securities thereby become convertible shall immediately be subject to this Section 5.4 and Section 3. Appropriate adjustments to reflect the distribution of such securities or property shall be made to the number and/or class of Securities subject to this Section 5.4 and Section 3. The Securities shall not be subject to forfeiture upon failure of the underwriters to exercise their over-allotment option in the IPO.

5.5  Registration Rights. Subscriber acknowledges that the Securities are being purchased pursuant to an exemption from the registration requirements of the Securities Act and will become freely tradable only after certain conditions are met or they are registered pursuant to the Registration Rights Agreement.

6.  Other Agreements.

6.1  Further Assurances. Each of the Company and Subscriber agrees to execute such further instruments and to take such further action as may reasonably be necessary to carry out the intent of this Agreement.

6.2  Notices. All notices, statements or other documents which are required or contemplated by this Agreement shall be: (i) in writing and delivered personally or sent by first class registered or certified mail, overnight courier service or facsimile or electronic transmission to the address designated in writing, (ii) by facsimile to the number most recently provided to such party or such other address or fax number as may be designated in writing by such party and (iii) by electronic mail, to the electronic mail address most recently provided to such party or such other electronic mail address as may be designated in writing by such party. Any notice or other communication so transmitted shall be deemed to have been given on the day of delivery, if delivered personally, on the business day following receipt of written confirmation, if sent by facsimile or electronic transmission, one (1) business day after delivery to an overnight courier service or five (5) days after mailing if sent by mail.

6.3  Entire Agreement. This Agreement, together with that certain Insider Letter to be entered into between Subscriber and the Company, substantially in the form to be filed as an exhibit to the Registration Statement, embodies the entire agreement and understanding between the Subscriber and the Company with respect to the subject matter hereof and supersedes all prior oral or written agreements and understandings relating to the subject matter hereof. No statement, representation, warranty, covenant or agreement of any kind not expressly set forth in this Agreement shall affect, or be used to interpret, change or restrict, the express terms and provisions of this Agreement.

6.4  Modifications and Amendments. The terms and provisions of this Agreement may be modified or amended only by written agreement executed by all parties hereto.

6.5  Waivers and Consents. The terms and provisions of this Agreement may be waived, or consent for the departure therefrom granted, only by written document executed by the party entitled to the benefits of such terms or provisions. No such waiver or consent shall be deemed to be or shall constitute a waiver or consent with respect to any other terms or provisions of this Agreement, whether or not similar. Each such waiver or consent shall be effective only in the specific instance and for the purpose for which it was given, and shall not constitute a continuing waiver or consent.

6.6  Assignment. The rights and obligations under this Agreement may not be assigned by either party hereto without the prior written consent of the other party, except to an affiliate of the Subscriber.

6.7  Benefit. All statements, representations, warranties, covenants and agreements in this Agreement shall be binding on the parties hereto and shall inure to the benefit of the respective successors and permitted assigns of each party hereto. Nothing in this Agreement shall be construed to create any rights or obligations except among the parties hereto, and no person or entity shall be regarded as a third-party beneficiary of this Agreement.

6.8  Governing Law. This Agreement and the rights and obligations of the parties hereunder shall be construed in accordance with and governed by the laws of New York applicable to contracts wholly performed within the borders of such state, without giving effect to the conflict of law principles thereof.

6.9  Severability. In the event that any court of competent jurisdiction shall determine that any provision, or any portion thereof, contained in this Agreement shall be unreasonable or unenforceable in any respect, then such provision shall be deemed limited to the extent that such court deems it reasonable and enforceable, and as so limited shall remain in full force and effect. In the event that such court shall deem any such provision, or portion thereof, wholly unenforceable, the remaining provisions of this Agreement shall nevertheless remain in full force and effect.

6.10  No Waiver of Rights, Powers and Remedies. No failure or delay by a party hereto in exercising any right, power or remedy under this Agreement, and no course of dealing between the parties hereto, shall operate as a waiver of any such right, power or remedy of such party. No single or partial exercise of any right, power or remedy under this Agreement by a party hereto, nor any abandonment or discontinuance of steps to enforce any such right, power or remedy, shall preclude such party from any other or further exercise thereof or the exercise of any other right, power or remedy hereunder. The election of any remedy by a party hereto shall not constitute a waiver of the right of such party to pursue other available remedies. No notice to or demand on a party not expressly required under this Agreement shall entitle the party receiving such notice or demand to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the party giving such notice or demand to any other or further action in any circumstances without such notice or demand.

6.11  Survival of Representations and Warranties. All representations and warranties made by the parties hereto in this Agreement or in any other agreement, certificate or instrument provided for or contemplated hereby, shall survive the execution and delivery hereof and any investigations made by or on behalf of the parties.

6.12  Broker or Finder. The Subscriber acknowledges that GC Securities has acted on behalf of the Company in connection with this Agreement and the transactions contemplated hereby and that the Company shall pay GC Securities a commission equal to 3% of the investment made by the Subscriber upon the closing of the Business Combination. Each of the parties hereto agrees to indemnify and save the other harmless from any claim or demand for commission or other compensation by any broker, finder, financial consultant or similar agent claiming to have been employed by or on behalf of such party and to bear the cost of legal expenses incurred in defending against any such claim.

6.13  Headings and Captions. The headings and captions of the various subdivisions of this Agreement are for convenience of reference only and shall in no way modify or affect the meaning or construction of any of the terms or provisions hereof.

6.14  Counterparts. This Agreement may be executed in one or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission or any other form of electronic delivery, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such signature page were an original thereof.

6.15  Construction. The words “include,” “includes,” and “including” will be deemed to be followed by “without limitation.” Pronouns in masculine, feminine, and neuter genders will be construed to include any other gender, and words in the singular form will be construed to include the plural and vice versa, unless the context otherwise requires. The words “this Agreement,” “herein,” “hereof,” “hereby,” “hereunder,” and words of similar import refer to this Agreement as a whole and not to any particular subdivision unless expressly so limited. The parties hereto intend that each representation, warranty, and covenant contained herein will have independent significance. If any party hereto has breached any representation, warranty, or covenant contained herein in any respect, the fact that there exists another representation, warranty or covenant relating to the same subject matter (regardless of the relative levels of specificity) which such party hereto has not breached will not detract from or mitigate the fact that such party hereto is in breach of the first representation, warranty, or covenant.

6.16  Mutual Drafting. This Agreement is the joint product of the Subscriber and the Company and each provision hereof has been subject to the mutual consultation, negotiation and agreement of such parties and shall not be construed for or against any party hereto.

7.  Tender or Redemption of Shares. The Subscriber agrees not to tender any Shares in connection with a tender or redemption offer presented to the Company’s stockholders in connection with the Business Combination.

8.  Indemnification. Each party shall indemnify the other against any loss, cost or damages (including reasonable attorney’s fees and expenses) incurred as a result of such party’s breach of any representation, warranty, covenant or agreement in this Agreement.

9.  Term. The Subscriber’s obligation to acquire the Securities hereunder, and the Company’s obligation to sell the Securities hereunder, shall be in effect until the earlier of (i) the consummation of the Business Combination within the time frame permitted by the Company’s amended and restated certificate of incorporation (the “Charter”), which, as of the date hereof, is expected to be 24 months from the consummation of the IPO, including any extensions beyond such term effected pursuant to the terms of the Charter, and (ii) the liquidation of the Company in the event that the Company is unable to consummate a Business Combination within the time frame permitted by the Charter (including any extensions).

10.  Disclosure. The Subscriber hereby acknowledges that (i) the terms of this Agreement will be disclosed in the Registration Statement, (ii) this Agreement will be filed with the Securities and Exchange Commission as an exhibit to the Registration Statement and (iii) the Company will disclose the terms of this Agreement to potential IPO investors and to potential Business Combination targets.

11.  Waiver of Claims Against Trust. The Subscriber hereby acknowledges that it is aware that the Company will establish a trust account (the “Trust Account”) for the benefit of its public stockholders upon the closing of the IPO. The Subscriber, for itself and its affiliates, hereby agrees that it has no right, title, interest or claim of any kind in or to any monies held in the Trust Account, or any other asset of the Company as a result of any liquidation of the Company, except for redemption and liquidation rights, if any, the Subscriber may have in respect of any Shares issued as part of the units sold in the IPO (“Public Shares”) held by the Subscriber. The Subscriber hereby agrees that it shall have no right of set-off or any right, title, interest or claim of any kind (“Claim”) to, or to any monies in, the Trust Account, and hereby irrevocably waives any Claim to, or to any monies in, the Trust Account that it may have now or in the future, except for redemption and liquidation rights, if any, the Subscriber may have in respect of any Public Shares held by the Subscriber. In the event the Subscriber has any Claim against the Company under this Agreement, the Subscriber shall pursue such Claim solely against the Company and its assets outside the Trust Account and not against the property or any monies in the Trust Account, except for redemption and liquidation rights, if any, the Subscriber may have in respect of any Public Shares held by the Subscriber.

[Signature Page Follows]

If the foregoing accurately sets forth our understanding and agreement, please sign the enclosed copy of this Agreement and return it to us.

Very truly yours,

TIBERIUS ACQUISITION CORPORATION

By:	/s/ Michael T. Gray
Name:	Michael T. Gray
Title:	Executive Chairman & Chief Executive Officer

Accepted and agreed this 8th day of November, 2017.

CHURCH MUTUAL INSURANCE COMPANY

By:	/s/ Jeffrey D. Steffen
Name:	Jeffrey D. Steffen
Title:	Vice President, CFO